UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2010
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-08733 (Commission File Number)	85-0212139 (IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
8.01	Other Events
9.01	Financial Statements and Exhibits

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events

On February 23, 2010, Nord Resources Corporation ("Nord" or the "Company") issued a news release announcing that the Toronto Stock Exchange (the "TSX") has determined to defer its de-listing decision until no later than March 25, 2010.

As previously announced, Nord received an exemption from certain shareholder approval requirements under the rules of the TSX in connection with Nord's US$12 million private placement completed in November 2009, on the basis of financial hardship. Reliance on this exemption automatically triggered a TSX de-listing review to confirm that Nord continues to meet the TSX listing requirements. The Company believes that it will be in compliance at that time.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits
Exhibit No.	Exhibit
99.1	News release of Nord Resources Corporation dated February 23, 2010*

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATE: February 23, 2010	NORD RESOURCES CORPORATION By: /s/ Wayne M. Morrison Wayne M. Morrison Chief Financial Officer